EXHIBIT 31.4

CERTIFICATIONS

I, Bradley D. Tilden, certify that:

1.	I have reviewed this amendment to the quarterly report on Form 10-Q/A of Alaska Airlines, Inc. for the period ended March 31, 2007; and

2.	Based on my knowledge, this amendment to the quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

December 10, 2007	By	/s/ Bradley D. Tilden
Bradley D. Tilden
Chief Financial Officer